UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

September 30, 2016

RELIANCE STEEL & ALUMINUM CO.

(Exact name of registrant as specified in its charter)

Delaware	001-13122	95-1142616
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

350 S. Grand Ave., Suite 5100
Los Angeles, CA 90071

(Address of principal executive offices)

(213) 687-7700

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.

On September 30, 2016, Reliance Steel & Aluminum Co. (“Reliance” or the “Company”) entered into a Credit Agreement (the “Credit Agreement”) among the Company, as Borrower, Bank of America N.A., as the Administrative Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, PNC Bank, National Association and TD Bank, N.A., as Co-Documentation Agents and the other lenders party thereto.

The Credit Agreement provides for a five-year senior unsecured revolving credit facility in an aggregate amount of $1.5 billion (the “Revolving Credit Facility”), which includes a $150 million letter of credit sublimit and a $20 million swing line loan sublimit, and a five-year senior unsecured term loan facility in an aggregate principal amount of $600 million (the “Term Loan Facility”, and together with the Revolving Credit Facility, the “Senior Credit Facilities”).  A portion of the proceeds of the Term Loan Facility were used to prepay all of the Company’s outstanding loans under the existing third amended and restated credit agreement dated as of April 4, 2013 (as amended, the “Existing Credit Agreement”), among the Company, Bank of America, N.A., as administrative agent, each lender party thereto and the other agents party thereto.  The Company intends to use proceeds from the revolving line of credit to pay off $350 million of 6.2% senior unsecured notes when they mature on November 15, 2016 and for other corporate purposes.

The Senior Credit Facilities are not guaranteed and are unsecured.

On September 30, 2016, after giving effect to the rollover of letters of credit outstanding under the Existing Credit Agreement, the Company had approximately $1.07 billion of availability under the Revolving Credit Facility, which may be used to provide ongoing working capital and for other general corporate purposes.

At the Company’s option, loans issued under the Credit Agreement will bear interest at either LIBOR or an alternate base rate, in each case plus the applicable interest rate margin.  Loans will initially bear interest at LIBOR plus 1.25% per annum, in the case of LIBOR borrowings, or at the base rate plus 0.25%, in the alternative, through and including the date of delivery of a compliance certificate for the fiscal quarter ending December 31, 2016, and thereafter the interest rate will fluctuate between LIBOR plus 0.75% per annum and LIBOR plus 1.50% per annum (or between the alternate base rate and the alternate base rate plus 0.50% per annum), based upon the Company’s Total Leverage Ratio (as defined in the Credit Agreement) at such time.  In addition, the Company will initially be required to pay fees of 0.15% per annum on the unused amount of the Revolving Credit Facility through and including the date of delivery of a compliance certificate for the fiscal quarter ending December 31, 2016, and thereafter the fee rate will fluctuate between 0.125% per annum and 0.20% per annum, based upon the Company’s Total Leverage Ratio.

The Senior Credit Facilities may be prepaid at any time without premium. The Term Loan Facility will amortize at a rate of 5% per annum in each of the first and second years after funding (payable in equal quarterly installments), 10% per annum in each of the third, fourth and fifth years after funding (payable in equal quarterly installments) with the outstanding balance of the Term Loan Facility to be paid on the maturity date of the Term Loan Facility.

The Credit Agreement contains usual and customary representations and warranties, and usual and customary affirmative and negative covenants, including limitations on liens, additional subsidiary indebtedness, restrictions on investments, distributions, transactions with affiliates and mergers.  The financial covenants include maintenance of a maximum total leverage ratio and a minimum interest coverage ratio. The Senior Credit Facilities also contain usual and customary events of default, including non-payment of principal, interest, fees and other amounts, breach of a representation or warranty, non-performance of covenants and obligations, default on other material debt, bankruptcy or insolvency, material judgments, incurrence of certain ERISA liabilities, impairment of loan documentation, and change of control.

Item 1.02    Termination of a Material Definitive Agreement

On September 30, 2016, in connection with the closing of the Credit Agreement, the Company terminated all outstanding commitments under the Existing Credit Agreement and repaid all outstanding loans thereunder.  All outstanding letters of credit under the Existing Credit Agreement were rolled over as letters of credit outstanding under the Credit Agreement.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under “Item 1.01.  Entry into a Material Definitive Agreement” is incorporated herein by reference.

Forward-Looking Statements

This Form 8-K contains certain statements that are, or may be deemed to be, forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements in this report include our intended use of proceeds from the Senior Credit Facilities.   These forward-looking statements are based on management’s estimates, projections and assumptions as of today’s date that may not prove to be accurate.  Forward-looking statements involve known and unknown risks and uncertainties and are not guarantees of future performance.  Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements as a result of various important factors, including, but not limited to, those disclosed in reports Reliance has filed with the Securities and Exchange Commission (the “SEC”).  As a result, these statements speak only as of the date that they are made, and Reliance disclaims any and all obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.  Important risks and uncertainties about Reliance’s business can be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC.

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit
10.1

Credit Agreement dated as of September 30, 2016, among Reliance Steel & Aluminum Co., as Borrower, Bank of America N.A., as the Administrative Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, PNC Bank, National Association and TD Bank, N.A. as Co-Documentation Agents and the other lenders party thereto.

99.1	Press Release issued by Reliance Steel & Aluminum Co., dated October 3, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RELIANCE STEEL & ALUMINUM CO.

Dated: October 4, 2016	By:	/s/ William A. Smith II
William A. Smith II
Senior Vice President, General Counsel and Corporate Secretary

INDEX TO EXHIBITS

Exhibit No.	Description of Exhibit
10.1

Credit Agreement dated as of September 30, 2016, among Reliance Steel & Aluminum Co., as Borrower, Bank of America N.A., as the Administrative Agent, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, National Association as Co-Syndication Agents, PNC Bank, National Association and TD Bank, N.A. as Co-Documentation Agents and the other lenders party thereto.

99.1	Press Release issued by Reliance Steel & Aluminum Co., dated October 3, 2016.